Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Heckmann Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-159086 and No. 333-182068) on Form S-8, the registration statements (No. 333-158266 and No. 333-179518) on Form S-3, the registration statement (No. 333-154717) on Post Effective Amendment No. 1 to Form S-1 on Form S-3 and the registration statement (No. 333-177343) on Form S-4 of Heckmann Corporation of our reports dated March 18, 2013, with respect to the consolidated balance sheets of Heckmann Corporation and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, changes in equity and cash flows for each of the years in the two-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Heckmann Corporation.

Our report dated March 18, 2013 contains an explanatory paragraph that states that the Company acquired 100% of the outstanding shares of Thermo Fluids, Inc. on April 10, 2012 and Badlands Power Fuels, LLC on November 30, 2012 and management excluded Thermo Fluids, Inc. and Badlands Power Fuels, LLC’s internal control over financial reporting from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31 2012. The Company’s consolidated financial statements included 4% and 12% in total assets (excluding goodwill and intangible assets subject to the acquirer’s internal control over financial reporting from the assets excluded) and 27% and 7% in total revenues associated with Thermo Fluids, Inc. and Badlands Power Fuels, LLC, respectively as of and for the year December 31 2012. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Thermo Fluids, Inc. and Badlands Power Fuels, LLC.

/s/ KPMG LLP

Pittsburgh, Pennsylvania

March 18, 2013